Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2014 Consolidated Financial Results

•                  Second quarter fiscal 2014 revenue of $94.3 million increased 17% year-over-year and 4% sequentially.

•                  Second quarter fiscal 2014 operating income of $9.8 million increased 32% year-over-year; Operating profit margin increased from 9.2% in the prior year period to 10.4%.

•                  Second quarter fiscal 2014 diluted EPS increased 22% to $0.28, compared to diluted EPS of $0.23 in the year ago period.

•                  Announces tuck-in acquisition of OSB Consulting LLC to expand finance transformation solutions.

•                  Raises full year fiscal 2014 organic revenue guidance.

Westborough, MA — (November 4, 2013) Virtusa Corporation (NASDAQ: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the second quarter of fiscal year 2014, ended September 30, 2013.

Second Quarter Fiscal 2014 Consolidated Financial Results

Revenue for the second quarter of fiscal 2014 was $94.3 million, an increase of 17% year-over-year and 4% sequentially in both reported and constant currency (1).

Virtusa reported income from operations of $9.8 million for the second quarter of fiscal 2014, an increase of 9% compared to $8.9 million for the first quarter of fiscal 2014, and an increase of 32% compared to $7.4 million for the second quarter of fiscal 2013.

Net income for the second quarter of fiscal 2014 was $7.5 million, or $0.28 per diluted share, compared to $7.5 million, or $0.29 per diluted share, for the first quarter of fiscal 2014, and an increase compared to $5.8 million, or $0.23 per diluted share, for the second quarter of fiscal 2013.  Net income for the second quarter of fiscal 2014 included ($1.0) million of foreign currency transaction losses compared to a gain of $0.4 million in the first quarter of fiscal 2014, and a loss of ($0.5) million in the second quarter of fiscal 2013.

The Company ended the second quarter of fiscal 2014 with $110.4 million of cash, cash equivalents, and short-term and long-term investments (2).  The Company generated $23.7 million of cash from operating activities during the second quarter of fiscal 2014.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our second quarter results. Our strong year-over-year performance continues to be driven by the three components of our growth platform, specifically our leadership position in helping our clients build a millennial experience for their customers and employees, our industry leading transformational solutions, and our IT rationalization capabilities.  We continue to have success extending our differentiation in these areas, and as a result, we are expanding our market opportunity and taking on larger programs.”

Ranjan Kalia, Chief Financial Officer, said, “During the second quarter, we delivered strong sequential and year-over-year revenue growth.  In addition, our efforts to scale the business and leverage our global resources have enabled us to expand our operating profit margins while still investing for growth.”  Mr. Kalia added, “For the second half of the fiscal year, we expect our organic sequential revenue growth rates to accelerate from current levels; therefore, we are raising our top-line guidance for the 2014 fiscal year.”

Acquisition of OSB Consulting LLC

Virtusa extends its current strength in finance transformation (“FT”) with the acquisition of OSB Consulting LLC, which closed on November 1, 2013. OSB is a New Jersey-based consulting firm specializing in the financial services and insurance domains, including SAP finance capabilities.  OSB is focused on helping clients automate their finance & accounting processes, reporting capabilities and regulatory compliance. The addition of OSB will enable Virtusa to take on a more strategic role across several large programs already in place, as well as enable the Company to offer a broader set of finance transformation services to existing and new clients.

Under the terms of the asset purchase agreement, Virtusa acquired substantially all of the assets of OSB’s business for approximately $7.0 million in cash, as well as up to an additional $6.0 million in earn-out consideration upon OSB’s achievement of certain revenue and profit milestones during calendar years 2013, 2014 and 2015.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “With this acquisition, we significantly increase our capabilities as we become a full service provider for finance transformation initiatives across our focus industry groups.  We are already partnering with OSB on several large transformational programs and have seen firsthand the synergies in combining the strengths of both firms. We welcome OSB’s team members to Virtusa.”

Financial Outlook

Virtusa’s current guidance for the third fiscal quarter ending December 31, 2013 and the full fiscal year ending March 31, 2014 reflects the inclusion of OSB.  Virtusa expects OSB to contribute revenue of approximately $1.5 million for the third fiscal quarter and approximately $4.0 million for the full fiscal year 2014.  In addition, Virtusa expects OSB to be neutral to the Company’s earnings per share on a U.S. GAAP basis in the third fiscal quarter and for the full fiscal year 2014.

•                  Third quarter fiscal 2014 revenue is expected to be in the range of $100.0 to $102.0 million, with diluted EPS of $0.32 to $0.36.

•                  Fiscal year 2014 revenue is expected to be in the range of $390.0 to $396.0 million, with diluted EPS of $1.25 to $1.33.

The Company’s third quarter and fiscal year 2014 diluted EPS estimates assume an average share count of approximately 26.5 million and 26.4 million respectively (assuming no further exercises of stock-based awards), and assume a stock price of $31.28, which was derived from the average closing price of the Company’s stock over the five trading days ended on November 1, 2013.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options, restricted stock and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, November 4, 2013 at 5:00 pm Eastern time to discuss the Company’s second quarter fiscal year 2014 financial results, current financial guidance, and other corporate developments.  To access this call, dial 877-741-4251 (domestic) or 719-325-4850 (international).  The passcode is 6508150. A replay of this conference call will be available through November 6, 2013 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 6508150.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa (NASDAQ: VRTU) is a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience. Virtusa helps its clients accelerate business outcomes by consolidating, rationalizing and modernizing customer-facing processes into one or more enterprise platforms.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Platforming, Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011-2013 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s second quarter of fiscal 2014, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2012 of 1.59 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2013 of 1.56 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2014, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2013 of 1.54 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2013 of 1.56 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including OSB Consulting LLC; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in connection with any acquisitions, including the OSB acquisition, within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2013	March 31, 2013

Assets:
Cash and cash equivalents	$64,939	$57,199
Short-term investments	37,262	29,452
Accounts receivable, net	64,295	68,612
Unbilled accounts receivable	17,194	15,702
Prepaid expenses	9,920	7,562
Deferred income taxes	9,515	7,674
Restricted cash	6	350
Other current assets	6,402	8,333
Total current assets	209,533	194,884

Property and equipment, net	32,909	36,775
Long-term investments	8,155	8,319
Deferred income taxes	6,408	9,275
Goodwill	35,472	35,472
Intangible assets, net	14,696	15,692
Other long-term assets	2,916	3,502
Total assets	$310,089	$303,919

Liabilities:
Accounts payable	$6,762	$9,231
Accrued employee compensation and benefits	19,486	17,683
Accrued expenses and other current liabilities	22,807	17,811
Income taxes payable	1,463	4,509
Total current liabilities	50,518	49,234
Long-term liabilities	8,302	2,478
Total liabilities	58,820	51,712

Stockholders’ equity	251,269	252,207
Total liabilities and stockholders’ equity	$310,089	$303,919

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$94,301	$80,535	$184,790	$156,752
Costs of revenue	60,503	52,902	118,305	102,496
Gross profit	33,798	27,633	66,485	54,256
Total operating expenses	24,022	20,204	47,780	39,958

Income from operations	9,776	7,429	18,705	14,298

Other income (expense):
Interest income	846	754	1,602	1,469
Foreign currency transaction losses	(959)	(490)	(573)	(49)
Other, net	218	(23)	212	61
Total other income	105	241	1,241	1,481

Income before income tax expense	9,881	7,670	19,946	15,779
Income tax expense	2,403	1,907	4,946	3,877

Net income	$7,478	$5,763	$15,000	$11,902

Net income per share of common stock:
Basic	$0.29	$0.23	$0.59	$0.48
Diluted	$0.28	$0.23	$0.57	$0.47
Weighted average number of common shares outstanding
Basic	25,553,237	24,886,477	25,423,169	24,846,056
Diluted	26,309,398	25,518,240	26,230,239	25,502,093

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$15,000	$11,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,153	4,160
Share-based compensation expense	3,530	2,620
Provision for doubtful accounts	639	440
Loss/(Gain) on disposal of property and equipment	19	(110)
Foreign currency losses, net	573	49
Excess tax benefits from stock option exercises	(1,783)	—
Net changes in operating assets and liabilities:
Accounts receivable and unbilled accounts receivable	2,920	(9,363)
Prepaid expenses and other current assets	(1,563)	(58)
Other long-term assets	(317)	(932)
Accounts payable	(2,332)	(2,921)
Accrued employee compensation and benefits	(663)	(3,929)
Accrued expenses and other current liabilities	(2,826)	(828)
Income taxes payable	3,680	1,580
Other long-term liabilities	(125)	167
Net cash provided by operating activities	21,905	2,777
Cash flows from investing activities:
Proceeds from sale of property and equipment	56	116
Purchase of short-term investments	(9,104)	(5,918)
Proceeds from sale or maturity of short-term investments	2,893	4,356
Purchase of long-term investments	(4,886)	(5,837)
Proceeds from sale or maturity of long-term investments	600	1,050
Decrease in restricted cash	322	2,423
Business acquisition	—	(2,775)
Purchase of property and equipment	(3,487)	(5,447)
Net cash used in investing activities	(13,606)	(12,032)
Cash flows from financing activities:
Proceeds from exercise of common stock options	1,675	613
Purchase of common stock	—	(1,408)
Principal payments on capital lease obligation	(9)	(1,018)
Excess tax benefits from stock option exercises	1,783	—
Net cash provided by (used in) financing activities	3,449	(1,813)
Effect of exchange rate changes on cash and cash equivalents	(4,008)	(441)
Net Increase/(decrease) in cash and cash equivalents	7,740	(11,509)
Cash and cash equivalents, beginning of period	57,199	58,105
Cash and cash equivalents, end of period	$64,939	$46,596

Supplemental Non-GAAP Financial Information as of September 30, 2013 and 2012

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$64,939	$46,596

Short-term investments	37,262	26,354
Long-term investments	8,155	7,006
Total short-term and long-term investments, end of period	45,417	33,360

Total cash and cash equivalents, short-term investments and long-term investments	$110,356	$79,956

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